Exhibit 99.1

Rapid7 Acquires Threat Intelligence Leader IntSights and Provides Strong Preliminary Second Quarter 2021 Financial Results

IntSights delivers best-in-class, cloud-native external threat detection to further extend Rapid7’s industry-leading security operations platform, providing customers with end-to-end external and internal threat detection, automation and remediation

New combined capabilities will enhance Rapid7’s best-in-class, cloud-native, extended detection and response (XDR) offering by enabling greater signal-to-noise ratio, earlier threat detection, and accelerated response

BOSTON, Mass. – July 19, 2021 Rapid7, Inc. (NASDAQ: RPD), a leading provider of security analytics and automation, today announced it has acquired IntSights Cyber Intelligence Ltd., a leader in contextualized external threat intelligence and proactive threat remediation. Under the terms of the agreement, Rapid7 will pay approximately $335 million in cash and stock to acquire IntSights, subject to adjustments.

With digital transformation, the attack surface has increased exponentially making it an imperative for security teams to have early, contextualized threat detection across their internal and external environments. Yet most security teams are under-resourced and overburdened, inundated with a deluge of data from their own environment and struggling to identify what needs immediate action.

With the acquisition of IntSights, Rapid7 will combine its community-infused threat intelligence and deep understanding of customer environments with IntSights’ external threat intelligence capabilities. This combination is intended to provide customers with a unified view into threats, attack surface monitoring, relevant insights, and proactive threat mitigation for organizations of any size or level of security maturity. This acquisition also enhances Rapid7’s industry-leading cloud-native extended detection and response (XDR) offering, InsightIDR, by enabling high-quality, high-fidelity alerts to ensure efficient security operations, earlier threat detection, and accelerated response times.

IntSights enables organizations to gain the full benefits of a threat intelligence program, no matter the scope or sophistication, while also significantly reducing the workload on security teams. Unlike many other threat intelligence tools in the market today, IntSights is able to drive the productivity and outcomes that today’s security operations teams need by providing continuous coverage for external threats, from identification to mitigation to remediation.

Rapid7’s Insight Platform is one of the most comprehensive security operations platforms on the market today, with a broad set of best-of-breed capabilities across detection and response, vulnerability management, cloud security, application security and security orchestration and automation. In addition to enhancing its XDR offering and selling a standalone threat intelligence offering, the company intends to bring IntSights’ external threat intelligence capabilities into its platform to unlock faster threat identification and remediation across the company’s entire solution portfolio.

Foros acted as financial advisor to Rapid7.

Quotes

“Cyber security is a lopsided battle today and the odds consistently favor attackers,” said Corey Thomas, chairman and CEO, Rapid7. “Both IntSights and Rapid7 have a shared belief that organizations will succeed only when they have a unified view of internal and external threats, complete with contextualized intelligence and automated threat mitigation which will allow security teams to focus on the most critical threats. We look forward to working with IntSights to make this vision a reality for our customers.”

“There’s no shortage of threat intelligence information available today, but much of it lacks context, creating too much alert noise and additional work for already overburdened security teams,” said Richard Perkett, senior vice president of detection and response at Rapid7. “By integrating IntSights’ external threat intelligence capabilities into Rapid7’s XDR solution, InsightIDR, we expect to provide security teams with expanded visibility and detections of internal and external threats across their traditional and modern environments—enabling them to quickly pivot into investigations, threat hunting and containment automation all within a unified experience.”

“We founded IntSights to make threat intelligence instantly accessible and actionable for organizations of any type or size,” said Guy Nizan, co-founder and CEO at IntSights. “We are excited to join Rapid7 to continue this mission and to bring our threat intelligence capabilities to even more customers.”

“With today’s sprawling attack surface and the sophistication level of threat actors, I can’t overstate the importance of a solid threat intelligence program,” commented Jon Oltsik, senior principal analyst and fellow at the Enterprise Strategy Group (ESG). “Threats can come from anywhere, which is why having visibility into your internal and external threat landscape is imperative. With the acquisition of IntSights, Rapid7 is well positioned to bridge the threat intelligence gap, giving customers the ability to identify real threats earlier and accelerate response and automate remediation.”

Preliminary Second Quarter 2021 Results

Rapid7 also provided preliminary estimated Annualized Recurring Revenue (ARR) results for the second quarter ended June 30, 2021. Based on currently available information, Rapid7 anticipates ARR to end the second quarter 2021 at approximately $489 million, or growth of 29% year-over-year. In addition, Rapid7 anticipates revenue and non-GAAP income from operations for the second quarter 2021 to exceed the high-end of Rapid7’s previous guidance provided on May 6, 2021. The company will discuss full financial results on its second quarter earnings conference call on August 4, 2021.

Additional resources

To learn more about this acquisition, visit: https://www.rapid7.com/rapid7-acquires-intsights/.

Conference Call and Webcast Information

Rapid7 will host a conference call today, July 19, 2021, to discuss the acquisition at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 877-357-4230 (domestic) or 629-228-0721 (international). The call will also be available live via webcast on the Company’s website at https://investors.rapid7.com. A telephone replay of the conference call will be available at 855-859-2056 or 404-537-3406 (access code 1889673) until July 26, 2021. A webcast replay will be available at https://investors.rapid7.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding the impact of the acquisition of IntSights on Rapid7’s products, strategy and future results of operations, and certain of Rapid7’s preliminary financial results and key metrics for the quarter ended June 30, 2021. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that Rapid7 expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in Rapid7’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in Rapid7’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent Rapid7’s beliefs and assumptions only as of the date of this press release. Rapid7 disclaims any obligation to update forward-looking statements.

About Rapid7

Rapid7 (Nasdaq: RPD) is advancing security with visibility, analytics, and automation delivered through our Insight Platform. Our solutions simplify the complex, allowing security teams to work more effectively with IT and development to reduce vulnerabilities, monitor for malicious behavior, investigate and shut down attacks, and automate routine tasks. Over 8,900 customers rely on Rapid7 technology, services, and research to improve security outcomes and securely advance their organizations. For more information, visit our website, check out our blog, or follow us on LinkedIn.

About IntSights

IntSights democratizes threat intelligence by enabling organizations of any type or size to gain the full benefits of external threat intelligence, no matter the scope or sophistication of their threat intelligence program. Unlike many other solutions on the market, IntSights takes the complexity out of threat intelligence and delivers instant value without the heavy lift or sizable resource allocation that traditional threat intelligence solutions require. Designed to scale, IntSights provides frictionless integration of real-time cyber threat intelligence with existing security infrastructure, allowing enterprises to maximize return on investment. IntSights has offices in Amsterdam, Boston, Dallas, New York, Singapore, Tel Aviv, and Tokyo.

Rapid7 Media Relations

Caitlin Doherty

Senior Public Relations Manager

(857) 990-4240

press@rapid7.com

Rapid7 Investor Relations

Sunil Shah

Vice President, Investor Relations

+1-857-990-4074

investors@rapid7.com

IntSights Media Relations

Jonathan Beaton

IntSights

727-902-8412

Jonathan.Beaton@IntSights.com